EXHIBIT (A)(8)

SMITH BARNEY INVESTMENT SERIES

Certificate of Amendment

The undersigned, being the Assistant Secretary of Smith Barney Investment Series (the “Trust”), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust’s Declaration of Trust as currently in effect (the “Trust Document”), the Trust Document has been amended by at least a majority of the Trustees of the Trust, as set forth in Exhibit A attached to this Certificate, as of the date specified therein.

IN WITNESS WHEREOF, the undersigned has set his hand as of the 3rd day of April 2006.

/s/ Thomas C. Mandia

Name: Thomas C. Mandia

Title: Assistant Secretary

SMITH BARNEY INVESTMENT SERIES

CERTIFICATE OF AMENDMENT

The undersigned, constituting a majority of the Trustees of Smith Barney Investment Series (the “Trust”), a Massachusetts business trust, acting pursuant to the Trust’s Declaration of Trust, as currently in effect (together with any amendments thereto and designations thereunder, the “Trust Document”), do hereby certify that, in accordance with the provisions of the Trust Document, the following amendments to the Trust Document have been duly adopted by the Trustees of the Trust:

1.	The name of the Trust is hereby changed from “Smith Barney Investment Series” to “Legg Mason Partners Investment Series,” and all references to the name of the Trust in the Trust Document are hereby accordingly amended.

2.	The name of each series of beneficial interests of the Trust listed below is hereby changed as set forth below, and all references to such series in the Trust Document are hereby amended accordingly:

Current Series Name and Class Name, if applicable	New Series Name and Class Name, if applicable
SB Growth and Income Fund	Legg Mason Partners Growth and Income Fund
Smith Barney Dividend Strategy Fund	Legg Mason Partners Dividend Strategy Fund
Smith Barney International Fund	Legg Mason Partners International Fund

This Amendment shall become effective on April 7, 2006 at 9:00 a.m. EDT.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the 31st day of March 2006.

/s/ Elliott J. Berb	/s/ Donald M. Carlton

Elliott J. Berv, as Trustee and not individually	Donald M. Carlton, as Trustee and not individually

/s/ A. Benton Cocanougher	/s/ Mark T. Finn

A. Benton Cocanougher, as Trustee and not individually	Mark T. Finn, as Trustee and not individually

/s/ R. Jay Gerken	/s/ Stephen Randolph Gross

R. Jay Gerken, as Trustee and not individually	Stephen Randolph Gross, as Trustee and not individually

/s/ Diana R. Harrington	/s/ Susan B. Kerley

Diana R. Harrington, as Trustee and not individually	Susan B. Kerley, as Trustee and not individually

/s/ Alan G. Merten	/s/ Richardson Pettit

Alan G. Merten, as Trustee and not individually	R. Richardson Pettit, as Trustee and not individually

LEGG MASON PARTNERS INVESTMENT TRUST

125 Broad Street

New York, New York 10004

April 5, 2006

Massachusetts Secretary of the Commonwealth

Corporations Division

One Ashburton Place, 17th Fl.

Boston, MA 02108

Re: Consent to Use of Name

Dear Sir or Madam:

Legg Mason Partners Investment Trust hereby gives consent to the use of the Legg Mason Partners Investment Series.

Sincerely,

LEGG MASON PARTNERS INVESTMENT TRUST

By: /s/ Thomas C. Mandia

Name: Thomas C. Mandia

Title: Assistant Secretary